UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2007

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 29, 2006, HAPC, INC. (“HAPC”), I-Flow Corporation (“I-Flow”), InfuSystem, Inc., a wholly-owned subsidiary of I-Flow (“InfuSystem”) and Iceland Acquisition Subsidiary, Inc., a wholly-owned subsidiary of HAPC (“Acquisition Subsidiary”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Acquisition Subsidiary will acquire all of the issued and outstanding capital stock of InfuSystem from I-Flow (the “Acquisition”) and subsequently merge with and into InfuSystem. InfuSystem will be the corporation surviving the merger.

HAPC plans to hold presentations for certain of its stockholders to discuss the transactions contemplated by the Stock Purchase Agreement. At such presentations, the presentation materials attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to certain participants. The information contained in the presentation materials shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

HAPC’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) requires that the Acquisition be approved by the holders of a majority of the shares of HAPC common stock sold in HAPC’s April 2006 initial public offering (the “IPO”) that cast votes on the issue. The Acquisition cannot be completed if holders of 20% or more of the shares of HAPC common stock sold in the IPO vote against the Acquisition and, as permitted by the Certificate of Incorporation, demand that their shares be converted into the right to receive a pro rata portion of the net proceeds of the IPO held in a trust account established for this purpose at the time of the IPO.

On August 8, 2007, HAPC filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Acquisition and required stockholder approval, and commenced mailing the definitive proxy statement to its stockholders. HAPC’s stockholders are urged to read the definitive proxy statement and other relevant materials as they contain important information about the Acquisition. HAPC stockholders may obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HAPC, INC., 350 Madison Avenue, New York, New York 10017, Tel: (212) 418-5070.

HAPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HAPC in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive proxy statement.

Item 8.01	Other Events

The information set forth under Item 7.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Presentation of HAPC, Inc.

Forward Looking Statements

This Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed and the expected timing of the closing. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include: continuous infusion treatment protocol trends, including factors affecting supply and demand; labor and personnel relations; healthcare payor reimbursement risks affecting HAPC’s revenue and profitability; conditions in financial markets that impact HAPC’s ability to obtain capital to finance capital expenditures; changing interpretations of generally accepted accounting principles; and general economic conditions, as well as other relevant risks detailed in HAPC’s filings with the SEC, including the final prospectus relating to HAPC’S IPO. HAPC disclaims any obligation to update any information contained in any forward-looking statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Erin Enright
	Name:	Erin Enright
	Title:	Chief Financial Officer

Dated: September 18, 2007

EXHIBIT LIST

Exhibit No.	Description

99.1	Presentation of HAPC, INC.